Exhibit 10.3

TRANSACTION SUPPORT AGREEMENT

THIS TRANSACTION SUPPORT AGREEMENT (this “Agreement”), dated __________, 2022, is by and between Midatech Pharma plc, a public limited company organized under the laws of England and Wales (“Buyer”), and the undersigned securityholder (the “Securityholder”) of Bioasis Technologies Inc., a corporation existing under the laws of British Columbia, Canada (the “Company”).

WHEREAS, the Company and Buyer intend to enter into an Arrangement Agreement of even date herewith (the “Arrangement Agreement”), which provides for, among other things, (i) Buyer will acquire all of the issued and outstanding Company Shares (as defined herein) from the shareholders of the Company (the “Company Shareholders”) in exchange for Buyer Ordinary Shares (in the form of Buyer ADSs) by means of a statutory plan of arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia), and (ii) the Company will become a wholly owned Subsidiary of Buyer, on the terms and subject to the conditions set forth therein;

WHEREAS, the Securityholder is the holder of record and beneficial owner (for this and other terms of correlative meaning used throughout this Agreement, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the common shares in the capital of the Company (the “Company Common Shares”) and/or the options to purchase Company Common Shares (the “Company Options”) and/or warrants exercisable to purchase Company Common Shares (the “Company Warrant”) as is indicated on Securityholder’s signature page hereto, which will be subject to the Arrangement in accordance with the Arrangement Agreement;

WHEREAS, as a condition to its willingness to enter into the Arrangement Agreement, Buyer has required that Securityholder enter into and deliver this Transaction Support Agreement;

WHEREAS, in order for the Securityholder to realize the benefits that will accrue in connection with the consummation of the Arrangement, the Securityholder desires to enter into this Agreement to provide its, his or her support for completion of the Arrangement on the terms and conditions set forth herein;

WHEREAS, the Company Board has unanimously (a) determined that the transactions contemplated by the Arrangement Agreement and the Ancillary Documents are in the best interests of the Company and fair to the Company Shareholders, (b) approved the Arrangement Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby and (c) determined to recommend, among other things, that the holders of the Company Securities vote in favor of the Arrangement; and

WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Securityholder to abide by the covenants in respect of the Company Securities (as defined herein) and the other restrictions and covenants set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Arrangement Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement:

(a)        “Company Securities” means the Company Shares, the Company Options, and the Company Warrants.

(b)       “Company Shares” means the Company Common Shares listed on the Securityholder’s signature page hereto and any Company Common Shares acquired beneficially or of record by the Securityholder subsequent to the date hereof, and includes all securities which may be converted into, exchanged for or otherwise changed into, including, for the avoidance of doubt, any Company Common Shares issuable upon the exercise of Company Options or Company Warrants.

(c)       “Encumbrances” or “Encumbers” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(d)       The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to a Company Option or Company Warrant until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Company Option or Company Warrant.

(e)        The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges, Encumbers or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any option for such security or for any interest in such security, (iii) the Securityholders enters into any agreement or commitment providing for the transfer, assignment, sale, gift-over, pledge, encumbrance of, grant of an option with respect to, or disposition of any interest in such security, or (iii) the Securityholder consents to any of the foregoing.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Arrangement Agreement.

Section 2. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Buyer as follows:

(a)       The Securityholder, if not an individual, is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Legal Requirements of its jurisdiction of formation or organization (as applicable). The Securityholder, if an individual, has the legal capacity to enter into and perform his or her obligations under this Agreement.

(b)       Securityholder is the sole Owner of the Company Securities indicated on the Securityholder’s signature page hereto, which are free and clear of any liens, adverse claims, charges or other Encumbrances (except as such Encumbrances arising under securities laws or for such liens, adverse claims, charges or other encumbrances as would not prohibit Securityholder’s compliance with its obligations pursuant to this Agreement or for such Company Securities held in prime brokerage accounts or any Encumbrances created under any Company Plans or related agreement), such Encumbrances being the “Permitted Encumbrances”). Securityholder does not beneficially own any securities of the Company other than the Company Securities indicated on Securityholder’s signature page hereto. Securityholder has full power and authority to make, enter into and carry out the terms and conditions under this Agreement. The execution and delivery of this Agreement by Securityholder do not, and Securityholder’s performance of its obligations under this Agreement will not: (i) conflict with or violate or require the consent, approval or notice under any Legal Requirement, order, decree or judgment applicable to Securityholder or to the Company Securities; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any of the Company Securities pursuant to any agreement to which Securityholder is a party or by which Securityholder is bound or affected, except in each case as would not prohibit Securityholder’s compliance with its obligations pursuant to this Agreement.

(c)       The Securityholder, if not an individual, has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of the Securityholder.  This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)       Except as contemplated by the Arrangement Agreement or the Governing Documents of the Company, no Person has any contractual right or privilege for the purchase or acquisition from the Securityholder of any of the Company Securities or for the right to vote any of the Company Securities.

(e)       There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

Section 3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Securityholder as follows:

(a)       Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)       This Agreement has been duly authorized, executed and delivered by Buyer, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c)       The execution and delivery of this Agreement and the performance by Buyer of its obligation hereunder will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Buyer or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Buyer is a party or by which Buyer or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Buyer.

Section 4. Transfer of the Company Securities. Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Company Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Company Securities; (c) deposit any of the Company Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Company Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities other than Permitted Encumbrances; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby or by the Arrangement Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Company Securities to any (i) Person, if (A) such Person, prior to or concurrently with such Transfer, shall have executed a voting undertaking (in a form and substance reasonably satisfactory to the Buyer) on the same terms and conditions of this Agreement to which Buyer is a beneficiary with respect to such Company Securities and (B) the Securityholder shall continue to be jointly and severally liable for any breach of such voting undertaking by such other Person, and (ii) Affiliate of the Securityholder, if (A) upon such Transfer the Securityholder will continue to be the beneficial owner of such Subject Securities, and (B) the Securityholder will continue to have the right to control the vote of the Company Securities in accordance with this Agreement.

Section 5. Covenant to Vote. The Securityholder hereby irrevocably and unconditionally covenants, undertakes and agrees, from time to time, until the earlier of (i) the Effective Time, and (ii) the termination of this Agreement in accordance with Section 11 hereof:

(a)       to cause to be counted as present for purposes of establishing quorum all the Company Securities, at any meeting of any of the securityholders of the Company at which the Securityholder is entitled to vote, including the Company Shareholders Meeting, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the transactions contemplated by the Arrangement Agreement is sought, or in any action by written consent of any of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required or permitted under the articles of the Company or the terms of the applicable security) all the Company Securities, in favour of the approval, consent, ratification and adoption of the Company Arrangement Resolution;

(b)       to cause to be counted as present for purposes of establishing quorum all the Company Securities, at any meeting of any of the securityholders of the Company at which the Securityholder is entitled to vote, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval, with respect to matters contemplated by clause (A), clause (B) or clause (C) of this Section 5(b), is sought, or in any action by written consent of any of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable, or as otherwise may be required or permitted under the articles of the Company or the terms of the applicable security) all the Company Securities, in opposition to: (A) any Acquisition Proposal; (B) any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of the Company under the Arrangement Agreement if such matter, action or proposal requires securityholder approval and is communicated as being such a breach in a notice in writing delivered by Buyer to the Securityholder; and (C) or any other proposed action, transaction or agreement by or involving the Company or any of its Affiliates or the Securityholder or any other Person in a manner which could reasonably be expected to prevent, hinder or delay the successful completion of the Arrangement;

(c)       not to exercise any dissent rights in respect of any transaction contemplated by the Arrangement Agreement;

(d)       to execute and deliver all related documentation and take such other actions in support of the Arrangement and the Transactions contemplated by the Arrangement Agreement as shall reasonably be requested by the Company or Buyer to consummate the Transactions;

(e)       to not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify support for the transactions contemplated by the Arrangement Agreement;

(f)       that the Securityholder hereby revokes any and all previous proxies granted or voting instruction forms or other agreement or documents that conflict, or are inconsistent, with the matters set forth in this Agreement;

(g)       to not take any other action of any kind, directly or indirectly, which would make any representation or warranty of the Securityholder set forth in this Agreement untrue or incorrect in any material respect or might reasonably be regarded, individually or in the aggregate, as likely to reduce the success of, or delay or interfere with, the completion of the Transactions contemplated by the Arrangement Agreement;

(h)       the Securityholder shall be bound by and subject to Section 5.4 (Confidentiality and Access to Information) and Section 5.6(a) (Public Announcements) of the Arrangement Agreement to the same extent that Section 5.4 (Confidentiality and Access to Information) and 5.6(a) (Public Announcements) of the Arrangement Agreement apply to the Company, mutatis mutandis, as if the Securityholder is directly party thereto; provided that, notwithstanding anything in this Agreement to the contrary, any breach by the Company of its obligations under the Arrangement Agreement shall not be considered a breach of this Section 5(g); and

(i)       the Securityholder hereby grants an irrevocable power of attorney and hereby irrevocably constitutes and appoints Buyer, or any individual designated by Buyer, as attorney in fact (which appointment is coupled with an interest), with full power of substitution in favour of Buyer, to take all such actions and execute and deliver such documents, instruments or agreements as are necessary to give effect to the covenants set forth in this Agreement.

Notwithstanding anything in this Agreement to the contrary, nothing herein will be construed to limit or affect any action or inaction by the Securityholder or any representative of the Securityholder serving as a member of the Company Board or as an officer, employee or fiduciary of the Company or any of its Subsidiaries, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Company or Subsidiary.

Except as contemplated by this Agreement, the Securityholder has not (x) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or other arrangement or agreement with respect to the Company Securities that would prohibit, undermine, limit or otherwise adversely affect its compliance with its obligations pursuant to this Agreement, or (y) granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Company Securities, in either case, which is inconsistent with its obligations pursuant to this Agreement.

Section 6. Capacity as Securityholder. The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Company Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of the Company, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 7. No Solicitation. The Securityholder shall not take any action, as a securityholder of the Company, that the Company is prohibited from taking pursuant to Section 5.10 of the Arrangement Agreement, in each case with the limitations and exceptions of such provisions that are applicable to the Company or the Company Board being similarly applicable to such Securityholder.

Section 8. Acquisition of Additional Subject Securities. The Securityholder agrees, while this Agreement is in effect, to promptly notify Buyer of the number of any additional Company Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Company Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 9. Company Information Circular. The Securityholder irrevocably and unconditionally consents to the details of this Agreement being set out in the Company Information Circular to be prepared in connection with the Company Shareholders Meeting or any other document required by applicable Legal Requirements and for the form of this Agreement to be filed with the SEC, on SEDAR and/or with any other Governmental Body, in connection with the Transactions.

Section 10. Further Assurances. The Securityholder shall, upon request of Buyer, execute anddeliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof. Without limiting the generality or effect of the foregoing or any other obligation of Securityholder hereunder, Securityholder hereby authorizes Buyer to deliver a copy of this Agreement to the Company and hereby agrees that the Company may rely upon such delivery as conclusively evidencing the agreements and understandings set forth herein.

Section 11. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Arrangement Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination hereof by Buyer; or (c) the Effective Time; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 11, Section 6, Section 12 and Section 14 shall survive any termination of this Agreement.

Section 12. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 13. Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to the Company Securities (and that this Agreement places limits on the voting and transfer of such Company Securities), and, if so requested by Buyer, the Securityholder agrees that the Company Securities shall bear a legend stating they are subject to this Agreement.

Section 14.       Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail (having not obtained a message regarding the failure of electronic delivery thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows (provided that mail shall not be used if there is an actual or threatened postal disruption in the place from which the communication is mailed or the destination of such communication):

If to the Securityholder, at the address set forth on their signature page hereto.

If to Buyer, to:

Midatech Pharma plc

One Caspian Point

Caspian Way

Cardiff, Wales CF10 4DQ

United Kingdom

Attention: Chief Executive Officer

E-mail: Stephen.stamp@midatechpharma.com

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center,

Boston, Massachusetts 02111

Attention: Jason McCaffrey

Email: JSMcCaffrey@mintz.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Toronto, Ontario, Canada M5H 2T6
Attention: Jay A. Lefton
Email: JLefton@fasken.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

(b)       Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, without giving effect to the principles of conflicts of law thereof.

(c)       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction relating to this Agreement as provided in Section 14(e) hereof without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

(d)       Incorporation by Reference. Section 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.6 (Constructions; Interpretation), 8.9 (Severability), 8.10 (Counterparts; Electronic Signatures), Section 8.12 (Extension; Waiver), 8.13 (Waiver of Jury Trial), and 8.15 (Submission to Jurisdiction) of the Arrangement Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

(e)       Independent Legal Advice. The Securityholder acknowledges that (i) the Securityholder has read this Agreement in its entirety, understands this Agreement and agrees to be bound by its terms and conditions; (ii) the Securityholder has been advised to seek independent legal advice with respect to the execution and delivery of this Agreement and has received such advice or has elected to waive the benefit of any such advice; and (iii) the Securityholder is entering into this Agreement voluntarily.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER:

[Name]

By:

Name:

Title:

Address:

Email:

Company Securities Owned:

shares of Company Common Shares

Company Options exercisable for ______ Company Common Shares

Company Warrants exercisable for ______ Company Common Shares

IN WITNESS WHEREOF, Buyer and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

MIDATECH PHARMA PLC:

Name: Stephen Stamp
Title: Chief Executive Officer and Chief Financial Officer